UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 20, 2013

GraphOn Corporation
 (Exact Name of Registrant as Specified in Charter)

Delaware	0-21683	13-3899021
(State or Other Jurisdiction of Incorporation)	Commission File Number	(IRS Employer Identification No.)

1901 S. Bascom Avenue, Suite 660 Campbell, CA	95008
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 472-7466

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)  On February 20, 2013, the Board of Directors of GraphOn Corporation (the "Company") approved certain bonus criteria for Eldad Eilam, President and Chief Executive Officer of the Company for fiscal year 2013.  The Company has set three milestones in connection with Mr. Eilam's bonus, each of which represents one third of the annual bonus.  The milestones are related to product releases of the Company’s hopTo product, user base size of hopTo and modified EBITDA of the Company.  The total bonus target is set at 30% of Mr. Eilam's base annual salary (currently $275,000).  The actual bonus, if any, may be increased or decreased at the discretion of the board and its compensation committee based on over or under achievement of the applicable milestone.  Substantially similar criteria, bonus opportunity and performance milestones are also applicable to the Company’s Chief Operating Officer, Christoph Berlin, based on his current base annual salary (currently $215,000).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GraphOn Corporation

Dated: February 25, 2013	By:	/s/ Robert Dixon
Robert Dixon
Interim Chief Financial Officer